UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 14, 2008

(Exact name of registrant as specified in its charter)

New Jersey	I-3215	22-1024240
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Johnson & Johnson Plaza, New Brunswick, New Jersey  08933
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  732-524-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[	]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[	]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[	]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[	]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or By-Laws.

On January 14, 2008, the Board of Directors of Johnson & Johnson (the "Company") approved an amendment to Section 2 of Article I of the Company's amended By-Laws to permit record holders of at least 25% of the outstanding shares of stock of the Company entitled to vote to cause a special meeting of stockholders to be held. The amendment further provides that, if the Company's Board of Directors determines in good faith that the business specified in the stockholders' request will be included in an upcoming annual meeting of stockholders within 90 days after receipt of the request, the special meeting will not be held.  Previously, the Company's stockholders were not empowered to cause a special meeting of stockholders to be held, except as provided by New Jersey law.

The amendment to the By-Laws is effective January 14, 2008.  The amended By-Laws of the Company reflecting this amendment are filed as Exhibit 3.1 to this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Johnson & Johnson
(Registrant)
Date: January 15, 2008	By:	/s/ Steven M. Rosenberg
Steven M. Rosenberg
Secretary

EXHIBIT INDEX

Exhibit No.                                 Description

3.1                                Johnson & Johnson By-Laws as amended January 14, 2008